Exhibit 99.2

WHITING USA TRUST II

The Bank of New York Mellon Trust Company, N.A., as Trustee

News Release	FOR IMMEDIATE RELEASE

WHITING USA TRUST II ANNOUNCES COMMENCEMENT OF

TRADING ON OTC PINK

Austin, Texas, January 6, 2016 – Whiting USA Trust II (OTC Symbol – WHZT) announced that effective January 7, 2016 the Trust’s units will be traded under the ticker symbol “WHZT” on the OTC Pink, which is operated by OTC Markets Group. There is no assurance that an active market in the Trust units will develop on OTC Pink. As previously announced, the Trust did not satisfy the continued listing standards of New York Stock Exchange (the “NYSE”), which requires that the average closing price of the Trust units cannot be less than $1.00 per unit over a period of 30 consecutive trading days, and the Trust units were subsequently delisted from the NYSE.

This press release contains forward-looking statements, including all statements made in this press release other than statements of historical fact. No assurances can be given that such statements will prove to be correct. Whether a market in the Trust units develops is affected by factors outside of the control of the Trust or Whiting, including actions of market participants, among others. Statements made in this press release are qualified by the cautionary statements made in this press release. The Trustee does not intend, and assumes no obligation, to update any of the statements included in this press release.

Contact:        Whiting USA Trust II

                      The Bank of New York Mellon Trust Company, N.A., as Trustee

                      Mike Ulrich

                      (512) 236-6599

                      919 Congress Avenue, Austin, TX 78701

                       http://WhitingWHZ.investorhq.businesswire.com/